MANAGEMENT AGREEMENT

Mutual Funds Series Trust

On behalf of the Catalyst Funds

Exhibit 1

This Amendment is Effective as of the Date the Catalyst Macro Strategy Fund Commences Operations

Percentage of Average

Fund

Daily Net Assets

Catalyst Small-Cap Insider Buying Fund

1.25%

Catalyst Strategic Insider Fund

1.25%

Catalyst Insider Buying Fund

1.00%

Catalyst/SMH High Income Fund

1.00%

Catalyst/SMH Total Return Income Fund

1.00%

Catalyst/Groesbeck Growth of Income Fund

1.00%

Catalyst/MAP Global Total Return Income Fund

1.00%

Catalyst/MAP Global Capital Appreciation Fund

1.00%

Catalyst/CP Core Equity Fund

1.00%

Catalyst/CP World Equity Fund

1.00%

Catalyst/CP Focus Large Cap Fund

1.00%

Catalyst/CP Focus Mid Cap Fund

1.00%

Catalyst Insider Long-Short Fund

1.25%

Catalyst Event Arbitrage Fund

1.25%

Catalyst/Lyons Tactical Allocation Fund

1.25%

Catalyst/Lyons Hedged Premium Return Fund

1.25%

Catalyst/Princeton Floating Rate Income Fund

1.00%

Catalyst Hedged Futures Strategy Fund

1.75%

Catalyst/EquityCompass Buyback Strategy Fund

1.00%

Catalyst Macro Strategy Fund

1.50%

Mutual Fund Series Trust

By: /s/Tobia Caldwell

Print Name: Tobias Caldwell

Title: Trustee

Catalyst Capital Advisors LLC

By: /s/Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: CEO